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                                  EXHIBIT 10.30

                             SECURED PROMISSORY NOTE

PRINCIPAL AMOUNT:  $150,000                              DATE:  April 7, 1999

                                                         SAN DIEGO, CA



     1. PROMISE TO PAY. KURT R. GEHLSEN, PH.D., ("Borrower") at 3333 Lone Hill Lane, Encinitas, CA 92024, hereby promises to pay, in lawful money of the United States of America, to the order of MAXIM PHARMACEUTICALS, INC., ("Lender") a Delaware Corporation, at 8899 University Center Lane, Suite 400, San Diego, CA 92122, the principal amount of One Hundred and Fifty Thousand ($150,000) dollars together with interest thereon from the date hereof at the rate of 7 percent (7%) percent per annum.

     2. PAYMENT. Borrower will pay outstanding principal plus all accrued unpaid interest by April 7, 2000. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to any unpaid collection costs and late charges, and any remaining amount to principal.

     3. SECURITY. To secure the payment on the obligations under this Note, Borrower hereby grants to Lender a security interest in all options to purchase, or any shares acquired thereunder, common stock of Maxim Pharmaceuticals, Inc. granted to Borrower, as more fully set forth in the Exhibit A hereto (the "Options"). Notwithstanding the granting by the Borrower of the security interest as provided herein (a) Borrower acknowledges his obligation to repay the Secured Promissory Note in accordance with its terms and provisions, and (b) Lender shall have full recourse against Borrower for all amounts due under this Secured Promissory Note. The Borrower may elect to sell common stock underlying the Options if the value of the remaining Options equals or exceeds the obligations under this.


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     4. PREPAYMENT. Borrower may pay all or a portion of the amount owed earlier than it is due at any time without notice and without penalty.

     5. DEFAULT. Borrower will be in default (a) five (5) days after written notice of failure by Borrower to make any payment in connection with this loan within ten (10) days after due; or (b) immediately when a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or (unless dismissed within 60 days) against Borrower under any bankruptcy or insolvency laws.

     6. LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued interest immediately due. In such event, subject to any limits under applicable law, Borrower shall also pay Lender's reasonable attorney's fees and legal expenses whether or not there is a lawsuit, including attorney's fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of San Diego County, the State of California. This Note shall be governed by and construed in accordance with the laws of the State of California.

     7. GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor.

     8. NOTICES. All notices required to be given hereunder shall be given in writing and shall be effective when actually delivered or three days after deposited in the mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above.


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IN WITNESS WHEREOF, the Undersigned has caused this Secured Promissory Note to be duly executed as of the day and year first above written.



BORROWER:

/S/ KURT R. GEHLSEN
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KURT R. GEHLSEN, PH.D.